ALLSPRING FUNDS TRUST
DISTRIBUTION PLAN
WHEREAS, Allspring Funds Trust (“Trust”) is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and
WHEREAS, the Trust desires to adopt a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act on behalf of the classes of shares of each Fund listed in Appendix A as it may be amended from time to time (each, a “Fund” and, collectively, the “Funds”) and the Board of Trustees, including a majority of the Qualified Trustees (as defined below), has determined that there is a reasonable likelihood that adoption of the Plan will benefit each class of each Fund listed in Appendix A and its shareholders;
NOW THEREFORE, each Fund hereby adopts the Plan on behalf of each class of each Fund listed in Appendix A, in accordance with Rule 12b‑1 under the 1940 Act, on the following terms and conditions:
Section 1.
The Trust, on behalf of each class of each Fund listed in Appendix A, may pay to the principal underwriter of the Funds (the “Distributor”), as compensation for services or other activities that are primarily intended to result in the sale of shares, or reimbursement for expenses incurred in connection with services or other activities that are primarily intended to result in the sale of shares, a monthly amount that is no higher than the annual rates as set forth on Appendix A.  Subject to such maximum annual rates, the actual amount payable to the Distributor shall be determined from time to time by mutual agreement between the Trust and the Distributor.  The Trust, on behalf of each Fund, may execute and deliver written agreements based substantially on the form attached hereto as Appendix B or on any other form duly approved by the Board (the “Distribution Agreement”) with the Distributor to provide or engage other entities to provide certain distribution-related services.  The Distributor may execute and deliver written, third-party agreements with one or more broker-dealers based substantially on the form duly approved by the Board, attached hereto as Appendix C, (the “Dealer Agreement”) under which such broker-dealers may receive compensation for distribution-related services from the Distributor, including, but not limited to, commissions or other payments to such agents based on the average daily net assets of Fund shares attributable to them.  The Distributor may retain any portion of the amount payable hereunder to compensate it for distribution-related services provided by it or to reimburse it for other distribution-related expenses. The Distributor also may enter into such agreements based on such additional forms of agreements as it deems appropriate, provided that the Distributor determines that the Trust’s and the Funds’ responsibility or liability to any person on account of any acts or statements of any such broker-dealer under any such third-party agreement do not exceed their responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that the Distributor determines that the overall terms of any such third-party agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees.  In addition, any agreement related to the Plan shall provide:

A.
That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of such class of such Fund, on not more than 60 days’ written notice to any other party to the agreement; and
B.
That such agreement shall terminate automatically in the event of its assignment.
Section 2.
The Plan shall be effective with respect to each class of a Fund listed on Appendix A, (or each class of a Fund added to Appendix A from time to time): (a) on the date upon which it is approved for such class (i) by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan for such class, and (ii) by at least a majority of the outstanding voting securities of the class or Fund, if required; or (b) on the date the class commences operations, if such date is later.
Section 3.
Unless earlier terminated, the Plan shall continue in effect for a period of one year from its respective effective date and shall continue thereafter for successive annual periods, provided that such Plan is reapproved at least annually by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such reapproval.
Section 4.
So long as the Plan is in effect, the Trust shall provide, or shall cause the Distributor to provide, to the Trust’s Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended by the Trust under the Plan and each related agreement and the purposes for which such expenditures were made.
Section 5.
The Plan may not be amended to increase materially the amount that may be expended by a class of a Fund pursuant to the Plan without the approval by a vote of a majority of the outstanding voting securities of such class of such Fund, and no material amendment to the Plan shall be made unless approved by vote of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.
Section 6.
The Plan may be terminated with respect to any class at any time by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the class.
Section 7.
While the Plan is in effect, the selection and nomination of each Trustee who is not an interested person of the Trust shall be committed to the discretion of the Trustees who are not interested persons.
Section 8.
To the extent any payments made by the Fund pursuant to a Shareholder Servicing Plan and Servicing Agreement are deemed to be payments for the financing of any activity primarily intended to result in the sale of shares within the context of Rule 12b-1 under the 1940 Act, such payments shall be deemed to have been approved pursuant to the Plan.  Notwithstanding anything herein to the contrary, no Fund or class of shares shall be obligated to make any payments under the Plan that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.
Section 9.
The Trust shall preserve copies of the Plan, each related agreement and each written report presented to the Trust’s Board of Trustees pursuant to Section 1 hereof, for a period of not less than six years from the date of the Plan, agreement or report, as the case may be, the first two years in an easily accessible place.
Section 10.
The provisions of the Plan are severable for each class of each Fund listed in Appendix A, and whenever any action is to be taken with respect to the Plan, such action shall be taken separately for each such class affected.
Section 11.
As used in the Plan, (a) the terms “assignment”, “interested person” and “vote of a majority of the outstanding voting securities” shall have the respective meanings given them in the 1940 Act and the rules and regulations thereunder, subject to such exemption or interpretation as may be provided by the Securities and Exchange Commission or the staff thereof, and (b) the term “Qualified Trustees” shall mean the Trustees of the Trust who (i) are not “interested persons” of the Trust and (ii) have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan.  The agreement(s) between the Trust and its Distributor shall be considered to be agreements related to the Plan.  The agreement(s) between the Distributor and any selling agents shall not be considered to be agreements related to the Plan.
Section 12.
Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.  The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

Amended:  December 16, 2021

APPENDIX A

DISTRIBUTION PLAN
ALLSPRING FUNDS TRUST

Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
Absolute Return Fund Class C	0.75
Asset Allocation Fund Class C	0.75
California Limited-Term Tax-Free Fund[1] Class C	0.75
California Tax-Free Fund Class C	0.75
Common Stock Fund[2] Class C	0.75
Core Bond Fund Class C	0.75
Core Plus Bond Fund Class C	0.75
Disciplined U.S. Core Fund Class C	0.75
Diversified Capital Builder Fund Class C	0.75
Diversified Income Builder Fund Class C	0.75
Emerging Growth Fund[3] Class C	0.75
Emerging Markets Equity Fund[4] Class C	0.75
Emerging Markets Equity Advantage Fund[5] Class C	0.75
Government Money Market Fund Sweep Class	0.10

1
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
2
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
3
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
4
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
5
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.

Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
Government Securities Fund[6] Class C	0.75
Growth Fund[7] Class C	0.75
High Yield Bond Fund[8] Class C	0.75
High Yield Municipal Bond Fund Class C	0.75
Income Plus Fund[9] Class C	0.75
Index Asset Allocation Fund Class C	0.75
Index Fund Class C	0.75
Innovation Fund[10] Class C	0.75
Intermediate Tax/AMT-Free Fund Class C	0.75
International Equity Fund[11] Class C	0.75
Large Cap Core Fund Class C	0.75
Large Cap Growth Fund[12] Class C	0.75
Large Cap Value Fund[13] Class C	0.75
Mid Cap Growth Fund[14] Class C	0.75
Minnesota Tax-Free Fund[15] Class C	0.75

6
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
7
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
8
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
9
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
10
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
11
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
12
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
13
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
14
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
15
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.

Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
Money Market Fund Class C	0.75
Municipal Bond Fund Class C	0.75
Opportunity Fund[16] Class C	0.75
Pennsylvania Tax-Free Fund[17] Class C	0.75
Precious Metals Fund Class C	0.75
Premier Large Company Growth Fund[18] Class C	0.75
Real Return Fund[19] Class C	0.75
Short Duration Government Bond Fund[20] Class C	0.75
Short-Term Bond Plus Fund[21] Class C	0.75
Short-Term High Income Fund Class C	0.75
Short-Term Municipal Bond Fund Class C	0.75
Small Company Growth Fund[22] Class C	0.75
Small Company Value Fund[23] Class C	0.75
SMID Cap Growth Fund[24] Class C	0.75

16
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
17
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
18
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
19
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
20
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
21
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
22
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
23
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
24
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.

Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
Special Global Small Cap Fund[25] Class C	0.75
Special International Small Cap Fund[26] Class C	0.75
Special Large Cap Value Fund[27] Class C	0.75
Special Mid Cap Value Fund Class C	0.75
Special Small Cap Value Fund[28] Class C	0.75
Spectrum Aggressive Growth Fund Class C	0.75
Spectrum Conservative Growth Fund Class C	0.75
Spectrum Growth Fund Class C	0.75
Spectrum Income Allocation Fund Class C	0.75
Spectrum Moderate Growth Fund Class C	0.75
Strategic Municipal Bond Fund Class C	0.75
Ultra Short-Term Income Fund[29] Class C	0.75
Ultra Short-Term Municipal Income Fund[30] Class C	0.75
Utility and Telecommunications Fund[31] Class C	0.75
Wisconsin Tax-Free Fund[32] Class C	0.75
100% Treasury Money Market Fund Sweep Class	0.10
Appendix A amended:  August 19, 2025

25
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
26
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
27
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
28
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
29
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
30
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
31
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.
32
On August 19, 2025, the Board of Trustees of Allspring Funds Trust approved the Class C to Class A conversion for the Fund effective on or about November 14, 2025.